Exhibit 99.1

PRESS RELEASE October 25, 2022

5E ADVANCED MATERIALS COMPLETES TRANSFORMATIONAL BOARD APPOINTMENTS

HIGHLIGHTS

•	Three new US based directors appointed to the Board

•	Ms Patricia Mishic O’Brien, Mr H. Keith Jennings, and Mr Graham van’t Hoff appointed Non-Executive Directors

•	Key appointments to help steward the Company to its aspiration of becoming a globally significant US based producer of boron and lithium advanced materials

•	Ms Mishic O’Brien brings over 25 years’ experience in Chief Commercial Officer and Chief Marketing Officer roles in global specialties and advanced materials businesses

•	Mr H. Keith Jennings brings over 30 years of global finance experience across pharmaceuticals, genomics, chemicals, fuels and energy industries

•	Mr van’t Hoff had a 35 year career with Royal Dutch Shell PLC finishing as the head of the $25bn chemicals business

•	Former Albemarle Corporation executive, Mr Christopher Knight to assume project responsibility for the 5E Boron Americas (Fort Cady) Complex

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or the “Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas (Fort Cady) Complex is pleased to announce the appointment of three non-executive directors.

Non-Executive Director Appointments

The Company is pleased to announce the appointment to the 5E Board of Directors of three US based non-executive directors with broad experience in senior management roles in specialty chemicals, advanced materials and decarbonization. The appointments complete the Company’s program to build a predominantly US based Board with broad experience to help steward the Company to achieve its aspiration to become a globally significant US based producer of boron and lithium advanced materials.

The appointments are effective October 25, 2022.

Ms Patricia Mishic O’Brien

Ms Mishic O’Brien is an experienced Director and Chief Commercial Officer with demonstrated expertise in profitable business growth through market disruption, digital transformation, innovation and mergers and acquisitions. Ms Mishic O’Brien was most recently the Chief Commercial Officer at CoorsTek, Inc, a global manufacturer of engineered ceramics for industries including green energy, semiconductors, aerospace, defense, medical devices and electric vehicles. Prior to that role, Ms Mishic O’Brien was Chief Marketing Officer and Executive VP for A. Schulman, Inc. (Nasdaq: SHLM) later acquired by LyondellBasell Company (NYSE:LYB) and a Global Director of Marketing Excellence for Dow Inc (NYSE:DOW). Ms Mishic O’Brien holds an MBA from the University of Akron and a Bachelor of Science, Business Administration (Honors) from Youngstown State University.

Mr H. Keith Jennings

Mr Jennings has over 30 years experience as a global business leader with a focus on finance across the pharmaceuticals, genomics, chemicals, fuels and energy sectors. Mr Jennings most recently served as Executive Vice President and Chief Financial Officer of Weatherford International (NASDAQ: WFRD). Prior to this, Executive Vice President and Chief Financial Officer of Calumet Specialty Products Partners (NASDAQ: CLMT), the Vice President, Finance and Vice President & Treasurer of Eastman Chemical Company (NYSE: EMN). He has also served as the Vice President & Treasurer of Cameron International (NYSE:CAM). Mr Jennings holds a Bachelor of Commerce from the University of Toronto and an MBA from Columbia University and is a Chartered Professional Accountant.

Mr Graham van’t Hoff

Mr van’t Hoff is a global business executive with a 35 year career focused on business restructuring and growth with a track record of scaling business and driving growth through business disruption, restructures, technology integration and tight project management disciplines. Mr van’t Hoff finished his 35 year career with Royal Dutch Shell PLC (NYSE: SHEL) as the Executive Vice

President of Global Chemicals where he was responsible for the company’s $25bn global chemicals business over a seven year period of record profitability. Prior to this role, he held the positions of Chairman, Shell UK, Executive Vice President, Alternative Energies and CO2 and Vice President, Base Chemicals. Mr van’t Hoff holds a Bachelor of Arts and Master of Arts in Chemistry from Oxford University, UK and a Master of Business Management with distinction from Alliance Manchester Business School, UK.

5E Boron Americas Complex Project Delivery

Mr Christopher Knight is to assume project responsibility for the delivery of the Company’s flagship 5E Boron Americas (Fort Cady) Complex from 1 January 2023. Mr. Knight has over 25 years’ experience building, managing and leading organizations in critical functions including engineering, manufacturing, R&D, supply chain, business / marketing and business development. Prior to joining the Company in April 2022, Mr Knight was Head of Engineering Services at Pilgrim’s Pride where he managed over $300m+ in a capital plan leading all technical functions within the company including engineering, maintenance, environmental management, process safety management and innovation and technology development. Prior to joining Pilgrim’s Pride in 2015, Mr Knight held various senior positions at Albemarle Corporation finishing at the General Manager of the Specialty Chemicals Division overseeing the bromine and derivatives business with $600m annual revenues. Mr Knight holds an MBA from Louisiana State University and a Bachelor and Masters of Science, Chemical Engineering from the University of Arkansas.

Mr Knight will replace Mr Tyson Hall who has given notice of his resignation effective December 31, 2022 post the likely milestone of mechanical completion of the Small-Scale Boron Facility. Mr. Hall, who remains committed to the project and excited about its success, will continue supporting the Company in a consulting role allowing him more flexibility with a less rigorous travel schedule.

ENDS

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements and Disclosures

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in this press release, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “estimate,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on 5E’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependant on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady project, including our ability to timely and successfully complete our Small Scale Boron Facility; and other risks. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. No representation or warranty (express or implied) is made as to, and no reliance should be place on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s amended Form 10 filed with the U.S. Securities and Exchange Commission on March 7, 2022, and its Form 10-Q filed with the SEC on May 12, 2022, as well as the latest risk factors described in the Form 8-K filed on August 11, 2022,Form 10-K filed on September 28, 2022 and Form S-1 filed on October 11, 2022. Additional risks are also disclosed by 5E in its filings with the Securities and Exchange Commission, as well as its filing under the Australian Securities Exchange, throughout the year, including its Form 10-K, Form 10-Qs and Form 8-Ks, as well as in its filings under the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E’s actual or expected financial or operating results or its securities.

Authorized for release by: David Salisbury, Chairman of the Board of Directors

For further information contact:

Chance Pipitone Investor Relations cpipitone@5eadvancedmaterials.com Ph: +1 (346) 433-8912	J.T. Starzecki Chief Marketing Officer jstarzecki@5eadvancedmaterials.com Ph: +1 (612) 719-5076	Chris Sullivan Media chris@macmillancom.com Ph: +1 (917) 902-0617